EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of inTEST Corporation of our report dated March 27, 2014, relating to our audits of the consolidated financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K of inTEST Corporation for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Blue Bell, Pennsylvania
May 29, 2014